SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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VALERO L.P.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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August [ ], 2006

NOTICE OF CONSENT SOLICITATION
CONSENT SOLICITATION STATEMENT
SUMMARY
THE PLAN AND PROPOSED AMENDMENTS
THE CONSENT SOLICITATION
INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN PROPOSED AMENDMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Appendix A
SECOND AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

NOTICE OF CONSENT SOLICITATION
To our Unitholders:
     We are soliciting your consent to amend certain provisions of the Amended and Restated 2000 Long-Term Incentive Plan, amended and restated as of January 26, 2006 (the “Plan”), of Valero GP, LLC, a Delaware limited liability company, which is intended to promote the interests of Valero L.P., a Delaware limited partnership (“we,” “us,” or the “Partnership”), by providing to employees and directors of Valero GP, LLC and its affiliates who perform services for the Partnership and its subsidiaries incentive awards.
     We are proposing certain amendments (the “Proposed Amendments”) that require the approval of the limited partners of the Partnership (“Unitholders”). The Proposed Amendments would, among other things, increase the number of Units authorized for issuance under the Plan from the current 250,000 Units (of which 221,556 have been granted to date) to 1,500,000 Units. The Proposed Amendments are described in more detail in the accompanying Consent Solicitation Statement.
     Unitholders of record at the close of business on [                    ], 2006 are entitled to receive notice of and to vote in the Consent Solicitation. We are asking the Unitholders to consider and vote on the Proposed Amendments as a single proposal that will require the approval of Unitholders holding a majority of our common units representing limited partner interests (“Units”) outstanding as of the close of business on the record date. The Board of Directors of Valero GP, LLC, the general partner of the general partner of Valero L.P., has voted unanimously to recommend that the Unitholders vote FOR the Proposed Amendments.
     The Proposed Amendments can only be adopted following the required approval of the Unitholders. Your vote is important. Failure to return the enclosed Consent form will have the same effect as a vote against the Proposed Amendments. We encourage you, therefore, to review the enclosed Consent Solicitation Statement and to complete, date, sign and mail your Consent in the enclosed postage-paid envelope, or forward the enclosed letter of instruction to your broker or nominee, as soon as possible.
     The Consent Solicitation will expire at, and your Consent must be received by, 5:00 p.m., Eastern Time, on [ ], 2006 (the “Expiration Date”). The Consent Solicitation may be extended by Valero GP, LLC for a specified period of time or on a daily basis until the consents necessary to adopt the Proposed Amendments have been received. You may revoke your Consent at any time up to 5:00 p.m., Eastern Time, on the Expiration Date.

Curtis V. Anastasio
President and Chief Executive Officer
Valero GP, LLC

One Valero Way
San Antonio, Texas 78249

CONSENT SOLICITATION STATEMENT

     This Consent Solicitation Statement is being furnished to the holders of common units representing limited partner interests (“Units”) of Valero L.P. (the “Partnership”) as of the close of business on [ ], 2006 (the “Record Date”) in connection with the solicitation (the “Solicitation”) of consents of the holders of Units (“Unitholders”) to approve Proposed Amendments (as defined below under “The Plan and Proposed Amendments”) to the Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”). This Consent Solicitation Statement and the enclosed form of Consent are being mailed to Unitholders on or about August [ ], 2006.
     The enclosed consent is being solicited by and on behalf of the Board of Directors of Valero GP, LLC, the general partner of Riverwalk Logistics, L.P., the general partner of the Partnership. The Proposed Amendments will be considered and voted on by Unitholders as a single proposal. A copy of the Plan containing the Proposed Amendments is attached to this Consent Solicitation Statement as Appendix A.
     Only Unitholders of record at the close of business on the Record Date are entitled to vote on the Proposed Amendments. Adoption of the Proposed Amendments requires the receipt of affirmative consents of Unitholders holding a majority of the Units outstanding.
     The Proposed Amendments have been approved unanimously by the Board of Directors of Valero GP, LLC as being in the best interests of the Partnership and the Unitholders. The Board of Directors of Valero GP, LLC unanimously recommends that you vote FOR the Proposed Amendments.
     This Solicitation will expire at, and your consent must be received by, 5:00 p.m., Eastern Time, on [ ], 2006 (the “Expiration Date”). Valero GP, LLC may extend this Solicitation for a specified period of time or on a daily basis until the consents necessary to adopt the Proposed Amendments have been received. You may revoke your consent at any time before 5:00 p.m., Eastern Time, on the Expiration Date.
     If you have any questions about this Consent Solicitation Statement, please call Bradley C. Barron, Valero GP, LLC’s Vice President, General Counsel and Corporate Secretary at (210) 345-2000.
     This Consent Solicitation Statement is dated August [ ], 2006.

SUMMARY
     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Proposed Amendments fully and for a more detailed description of the specific steps involved, you should read this entire document carefully (including its appendices).
The Partnership
     Valero L.P. is a publicly traded limited partnership formed in 1999 under the laws of the State of Delaware and is based in San Antonio, Texas. It is engaged in the crude oil and refined product transportation, terminalling and storage business. The Partnership operates independent terminals and petroleum liquids pipeline systems in the United States and also operates terminals in the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom.
     The Partnership’s operations are managed by Valero GP, LLC. Valero GP, LLC is the general partner of Riverwalk Logistics, L.P., the Partnership’s general partner. Valero GP, LLC is a wholly owned subsidiary of Valero GP Holdings, LLC (“Valero GP Holdings”), a publicly traded Delaware limited liability company. Valero GP Holdings indirectly owns the 2% general partner interest in the Partnership, 100% of the incentive distribution rights, and a 21.4% limited partner interest in the Partnership represented by 10,221,291 Units. On July 19, 2006, in an underwritten public offering, affiliates of Valero Energy Corporation sold 17,250,000 units representing limited partner interests in Valero GP Holdings to the public. As a result, Valero Energy Corporation now owns 59.4% of the membership interests in Valero GP Holdings and the public owns 40.6%.
     The Partnership conducts its operations through its wholly owned subsidiaries, primarily, Valero Logistics Operations, L.P. and Kaneb Pipe Line Operating Partnership, L.P. The Partnership has four business segments: refined product terminals, refined product terminals, crude oil pipelines and crude oil storage tanks.
The Plan
     The Plan is intended to promote the interests of the Partnership by providing employees and directors of Valero GP, LLC and its affiliates who perform services for the Partnership and its subsidiaries incentive awards for superior performance that are based on Units. The Plan is also intended to enhance Valero GP, LLC’s and its affiliates’ ability to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests. The Plan provides for the grant of options to acquire Units, the grant of restricted Units, distribution equivalent rights and cash awards.
The Proposed Amendments
     The Proposed Amendments would amend the Plan to:
•	increase the number of Units authorized for issuance under the Plan from 250,000 Units (of which 221,556 have been granted to date) to 1,500,000 Units;

•	permit the “cashless-broker” exercise of options;

•	provide that if an award under the Plan expires, is cancelled, exercised, paid or otherwise terminates without the delivery of Units then the Units covered by such award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which awards under the Plan may be granted;

•	amend the Plan to meet the requirements of, and facilitate compliance with, Section 409A of the Internal Revenue Code (the “Code”); and

•	amend the definition of “Change of Control” to reflect that as a result its recently completed initial public offering, Valero GP Holdings is now the 100% owner of the general partner of the Partnership.

Required Vote
     The Proposed Amendments will be considered and voted on by Unitholders as a single proposal. Adoption of the Proposed Amendments requires the receipt of affirmative consents of Unitholders holding a majority of the Units outstanding.
Interest of Directors and Executive Officers
     Members of the Board of Directors and executive officers of Valero GP, LLC and its affiliates are eligible to receive grants of Unit options, restricted Units and other awards under the Plan. The Proposed Amendments do not change these eligibility requirements. Accordingly, the members of the Board of Directors and the executive officers of the Valero GP, LLC do have a substantial interest in the passage of the Proposed Amendments.
THE PLAN AND PROPOSED AMENDMENTS
Approval of the Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan
     Valero GP, LLC maintains the Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan. The Board of Directors (the “Board”) of Valero GP, LLC, the general partner of Riverwalk Logistics, L.P., the Partnership’s general partner, approved an amendment and restatement of the Plan that, assuming it is approved by the Unitholders as a result of this Solicitation, will be effective as of [       ], 2006. The amendments contained in the amended and restated Plan are referred to in this document as the “Proposed Amendments.” The essential features of the Plan, as amended by the Proposed Amendments, are summarized below.
Proposed Amendments
     The Proposed Amendments would amend the Plan to:
•	increase the number of Units authorized for issuance under the Plan from 250,000 Units (of which 221,556 have been granted to date) to 1,500,000 Units;

•	permit the “cashless-broker” exercise of options;

•	provide that if an award under the Plan expires, is cancelled, exercised, paid or otherwise terminates without the delivery of Units then the Units covered by such award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which awards under the Plan may be granted;

•	amend the Plan to meet the requirements of, and facilitate compliance with, Section 409A of the Code; and

•	amend the definition of “Change of Control” to reflect that as a result its recently completed initial public offering, Valero GP Holdings is now the 100% owner of the general partner of the Partnership.
Purpose
     The Plan is intended to promote the interests of the Partnership by providing to employees and directors of Valero GP, LLC and its affiliates who perform services for the Partnership and its subsidiaries incentive awards for superior performance that are based on Units. The Plan is also intended to enhance Valero GP, LLC’s and its affiliates’ ability to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests.
     The Partnership is seeking Unitholder approval of the Proposed Amendments in order to comply with New York Stock Exchange requirements.

Plan Provisions
     The Plan provides for the grant of options to acquire Units and restricted Units. The Plan also provides for Performance Awards in the form of cash or units. In certain cases restricted Units may be granted in tandem with a distribution equivalent right, or DER, which is a contingent right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such restricted Unit is outstanding.
     Administration. The Plan is administered by the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan (the “Committee”). Annual grant levels for participants in the Plan are recommended by the Chief Executive Officer of Valero GP, LLC, subject to the review and approval of the Committee.
     Subject to the express provisions of the Plan, the Committee is authorized to (i) designate participants in the Plan; (ii) determine the type or types of awards to be granted to a participant; (iii) determine the number of Units to be covered by an award; (iv) determine the terms and conditions of any award; (v) determine whether, to what extent, and under what circumstances awards may be settled, exercised, canceled or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an award made under the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary for the administration of the Plan.
     Units Available for Awards. The common units of the Partnership subject to awards under the Plan are Units. The number of Units issuable under the Plan will be 1,500,000, (pending receipt of affirmative consent of Unitholders holding a majority of the Units outstanding) subject to certain adjustments, as provided below. If an award is forfeited or otherwise expires without the delivery of Units to the participant, the Units subject to the forfeiture, termination, or cancellation will again be available for subsequent grant under the Plan. If the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may adjust (1) the number and type of Units with respect to which awards may be granted; (2) the number and type of Units subject to outstanding awards; and (3) if deemed appropriate, make a provision for a cash payment to the holder of an outstanding award. The number of Units subject to an award is required to be a whole number.
     Eligibility. As determined by the Committee, any employee or director of Valero GP, LLC or an Affiliate is eligible to receive awards under the Plan. An “Affiliate” generally means an entity controlled by or under common control with Valero GP, LLC. The terms and conditions of awards need not be the same with respect to each participant. The grant of an award does not give a participant the right to be retained in the employ of Valero GP, LLC or any of its Affiliates or to remain on the Board.
     Awards. Awards under the Plan may, in the discretion of the Committee, be granted alone or in addition to, or in tandem with, any other award granted under the Plan. In addition to Performance Cash, which is a cash award conditioned upon the attainment of one or more performance goals, the Plan provides that the following awards may be granted:
     Options. The Committee has the authority to determine the employees and directors to whom options shall be granted, the number of Units to be covered by each option, the purchase price for each option and the conditions and limitations applicable to the exercise of the option.
     Each option granted under the Plan will be evidenced by a grant agreement in such form as the Committee prescribes, which sets forth the terms of the option and the rights and obligations of the Partnership and the participant.

     In general, the Plan provides that the option price per Unit may not be less than 100% of the fair market value of a Unit on the date of the option grant.
     The Committee also determines the restricted period (the time or times at which an option may be exercised in whole or in part) and the method or methods by which a participant may pay the exercise price.
     Once an option (or any portion) becomes vested in accordance with the foregoing schedule, the option (or such portion) remains exercisable for a period of ten years from the date of vesting, or for a shorter period specified by the Committee or the grant agreement.
     An option is not assignable or transferable by the participant other than by will or by the laws of descent and distribution. During the lifetime of the participant, an option is exercisable only by the participant. The Plan provides that options may be exercised in certain circumstances following a participant’s termination of employment, including termination as a result of the participant’s death, disability or retirement.
     No participant will have any rights of a Unitholder with respect to any Units covered by an option until the participant has exercised the option, paid the option purchase price and has been issued such Units.
     Restricted Units. The Committee has the authority to determine the employees and directors to whom restricted Units shall be granted, the number of restricted Units to be granted to each such participant, the duration of the restricted period (if any) and the conditions under which the restricted Units may vest (which may be immediate upon the grant of the restricted Unit, or may be Performance Units, which is a Unit conditioned upon the attainment of one or more performance goals). The Committee may also include a tandem grant of a DER that entitles the participant to receive cash equal to any cash distributions made on Units prior to the vesting of the restricted Units, which may be paid directly to the participant, be credited to a bookkeeping account or be subject to additional restrictions determined by the Committee.
     Each restricted Unit granted under the Plan will be evidenced by a grant agreement in such form as the Committee prescribes, which sets forth the terms of the option and the rights and obligations of the Partnership and the participant.
     A restricted Unit is not assignable or transferable by the participant other than by will or by the laws of descent and distribution. During the lifetime of the participant, a restricted Unit is exercisable only by the participant. The Plan provides that restricted Units may vest in certain circumstances following a participant’s termination of employment, including termination as a result of the participant’s death, disability or retirement.
     Change or Control or Sale of Significant Assets. Upon a change of control of Valero GP Holdings or Valero GP, LLC, all awards granted under the Plan automatically vest and become payable or exercisable, as the case may be, in full.
     A “change of control” occurs upon one or more of the following events:
(1)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Valero GP, LLC or the Partnership to any person or its affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by Valero GP Holdings and its affiliates or by Valero GP, LLC;

(2)	the consolidation or merger of the Partnership or Valero GP, LLC with or into another entity pursuant to a transaction in which the outstanding voting interests of Valero GP, LLC is changed into or exchanged for cash, securities or other property, other than any such transaction where:
(a)	all outstanding voting interests of Valero GP, LLC are changed into or exchanged for voting stock or interests of the surviving corporation or entity or its parent and

(b)	the holders of the voting interests of Valero GP, LLC immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or entity or its parent immediately after such transaction and, in the case of the Partnership, Valero GP Holdings retains operational control, whether by way of holding a general partner interest, managing member interest or a majority of the outstanding voting interests of the surviving corporation or entity or its parent;
(3)	a person or group becomes a beneficial owner of more than 50% of all voting interests of Valero GP, LLC or Valero GP Holdings then outstanding; or

(4)	in the case of Valero GP Holdings, the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which more than 50% of the voting power of the outstanding equity interests in Valero GP Holdings cease to be owned by the persons who owned such interests immediately prior to such reorganization, merger or other form of business transaction or series of business transactions.
     In the event Valero GP, LLC or the Partnership sells or otherwise disposes of a significant portion of the assets under its control, and as a consequence of the disposition (1) a participant’s employment is terminated by the Partnership, Valero GP, LLC or their Affiliates without cause or by the participant for good reason or (2) as a result of such sale or disposition, the participant’s employer shall no longer be the Partnership, Valero GP, LLC or one of their Affiliates, then all of such participant’s awards under the Plan shall automatically vest and become payable or exercisable, as the case may be, in full.
     Amendment and Termination. The Committee has authority to amend, alter, suspend, discontinue or terminate the Plan except to the extent prohibited by applicable law or the rules of the New York Stock Exchange, the principal securities exchange on which the Units are traded. The Committee may waive any conditions or rights under, amend any terms of, or alter any award granted.
Federal Tax Consequences
     The following is a general description of the federal income tax consequences of options and the restricted Units granted under the Plan. It is a general summary only. In particular, this general description does not discuss the applicability of the income tax laws of any state or foreign country.
     Options granted under the Plan are non-statutory options under the Code. There are no federal income tax consequences to participants, the Partnership or Valero GP, LLC upon the grant of an option under the Plan. Generally, upon the exercise of options, participants will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Units at the time of exercise over the purchase price of the option. The participant will recognize ordinary compensation income when distribution equivalents are paid to the participant. The Partnership generally will be entitled to a corresponding federal income tax deduction.
     Upon the sale of Units acquired by exercise of an option, a participant generally will have gain or loss (which may consist of both ordinary and capital gain and loss elements depending upon the Partnership’s taxable income and loss during the period in which the Units were held). The participant’s adjusted tax basis in the Units will be the purchase price plus the amount of ordinary income recognized by the participant at the time of exercise of the option, adjusted for intervening Partnership gains or losses and distributions.
Options Granted Under the Plan
     As of [       ], 2006, out of the 250,000 Units authorized for grant under the Plan, an aggregate of 220,890 Units (net of cancellations) subject to options had been awarded, and 29,110 Units remained available for grant. If the Proposed Amendments to the Plan are approved, the total number of Units that may be issued will be 1,500,000 Units, meaning that 1,529,110 Units will be available for grant under the Plan, as amended by the Proposed Amendments.

     No grants have been made that are subject to Unitholder approval of the Proposed Amendments to the Plan. Because grants under the Plan are discretionary, it is not possible at present to predict the number of grants or the persons to whom grants will be made in the future under the Plan.
     The last sales price of the Partnership’s Units on [          ], 2006 was $[ ] per Unit.
Text of the Plan
     The full text of the Plan, marked to show the Proposed Amendments, is attached as Appendix A to this Consent Solicitation Statement. The statements made in this Consent Solicitation Statement with respect to the Proposed Amendments should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Plan attached as Appendix A to this Consent Solicitation Statement.
THE CONSENT SOLICITATION
Voting Securities, Record Date and Outstanding Units
     This Solicitation is being made pursuant to the provisions of Section 16.10 of the Third Amended and Restated Agreement of Limited Partnership of Valero L.P., as amended (the “Partnership Agreement”) and is subject to the conditions in this Consent Solicitation Statement and the accompanying form of Consent. No meeting of the Unitholders is contemplated to be held for the purpose of considering the Proposed Amendments. Only record holders of Units at the close of business on [          ], 2006 will be taken into account for the purpose of determining whether the requisite approval of the Proposed Amendments has been obtained. Each Unitholder entitled to vote shall have one vote for each Unit outstanding in such Unitholder’s name.
     On the Record Date, there were a total of [          ] Units outstanding, which were held by approximately [          ] Unitholders.
Consent and Revocation of Consent
     The Partnership will accept forms of Consent at any time before 5:00 p.m., Eastern Time, on the Expiration Date, which is [          ], 2006. The enclosed form of Consent, when properly completed and returned, will constitute a Unitholder’s consent, or the withholding of consent, to the approval of the Proposed Amendments in accordance with the instructions contained therein. If a Unitholder executes and returns a form of Consent and does not specify otherwise, the Units represented by such form of Consent will be voted “for” approval of the Proposed Amendments in accordance with the recommendation of the Board of Directors of Valero GP, LLC.
     A Unitholder who has executed and returned a form of Consent may revoke it at any time before 5:00 p.m., Eastern Time, on the Expiration Date by (i) executing and returning a form of Consent bearing a later date, or (ii) filing written notice of such revocation with the Secretary of Valero GP, LLC stating that the form of Consent is revoked. Any such written notice or later dated form of Consent should be sent to the principal executive offices of the Partnership at One Valero Way, San Antonio, Texas 78249, Attention: Bradley C. Barron, Vice President, General Counsel and Corporate Secretary of Valero GP, LLC.
Required Vote
     The Proposed Amendments require the approval of holders of a majority of the outstanding Units as of the close of business on the Record Date.
     Because the approval of holders of a majority of the outstanding Units is required to approve the Proposed Amendments, not returning the form of consent will have the same effect as a vote against the Proposed Amendments.
     Valero GP Holdings, the owner of Valero GP, LLC, owned [10,221,291] Units as of the Record Date (approximately 21.8 percent of the Units outstanding). Valero GP Holdings and each executive officer and director of Valero GP, LLC who holds Units has advised the Board that it intends to consent, as to the Units it owns, to the Proposed Amendments. Therefore, in addition to the Units held by Valero GP Holdings and the executive officers and directors of Valero GP, LLC, the consent of holders of an additional [13,178,583] Units (representing 28.2% of the Units outstanding) is required to approve the Proposed Amendments. For further information concerning the ownership of Units by Valero GP Holdings and Valero GP, LLC’s executive officers and directors, see “Security Ownership of Certain Beneficial Owners and Management” on page 9.
Solicitation of Consents
     The cost of soliciting consents will be borne by the Partnership. To assist in the solicitation of consents, the Partnership has engaged Georgeson Inc. for a fee of approximately $8,500, plus reasonable out-of-pocket expenses. In addition, the Partnership will reimburse brokers, banks and other persons holding Units in their names, or in the names of nominees, for their expenses in sending these Solicitation materials to beneficial owners.
     Other than as discussed above, the Partnership has made no arrangements and has no understanding with any independent dealer, salesman or other person regarding the solicitation of consents hereunder, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consents to the Proposed Amendments, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by directors, officers and other employees of Valero GP, LLC and the Partnership, who will receive no additional compensation therefor, and by representatives of Georgeson Inc.
No Appraisal Rights
     Unitholders who object to the Proposed Amendments and the resulting changes to the Plan will have no appraisal, dissenters’ or similar rights (i.e., the right to seek a judicial determination of the “fair value” of their Units and to compel the purchase of their Units for cash in that amount) under Delaware law or the Partnership Agreement, nor will such rights be voluntarily accorded to holders of Units by the Partnership. Thus, approval of the Proposed Amendments by holders of a majority of the outstanding Units will be binding on all holders of Units, and objecting holders of Units will have no alternative other than selling their Units prior to the effective date of the Proposed Amendments.
Notice to Unitholders
     The Partnership will notify Unitholders of the results of this Solicitation promptly after the Expiration Date.
INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN PROPOSED AMENDMENTS
     Members of the Board of Directors and executive officers of Valero GP, LLC and its Affiliates are eligible to receive grants of Unit options and restricted Units under the Plan. The Proposed Amendments do not change these eligibility requirements. Accordingly, the members of the Board of Directors and the executive officers of Valero GP, LLC do have a substantial interest in the passage of the Proposed Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
     The following table sets forth ownership of Valero L.P. common units and Valero GP Holdings units by directors and executive officers of Valero GP, LLC as of July 20, 2006. Unless otherwise indicated in the notes to the table, each of the named persons and members of the group has sole voting and investment power with respect to the common units and units shown:

					Valero
	Units	Units		Valero	GP Holdings Units
	Beneficially	Under	Percentage of	GP Holdings Units	under	Percentage of
	Owned	Exercisable	Outstanding	Beneficially	Exercisable	Outstanding
Name of Beneficial Owner (a)	(b)(c)	Options (d)	Units (b)	Owned (e)	Options (f)	Units
William E. Greehey	97,009	—	*	455,000	—	1.07%
Curtis V. Anastasio	28,706	30,645	*	17,400	—	*
J. Dan Bates	532	—	*	1,000	—	*
Dan J. Hill	2,329	—	*	5,000	—	*
Gregory C. King	10,215	—	*	5,000	—	*
William R. Klesse	27,132	—	*	0	—	*
Stan McLelland	741	—	*	10,000	—	*
Rodman D. Patton	9,479	—	*	10,000	—	*
Steven A. Blank	18,638	11,521	*	15,000	—	*
James R. Bluntzer	3,885	6,065	*	6,000	—	*
Brad R. Ramsey	2,697	240	*	0	—	*
Rodney L. Reese	7,937	3,143	*	4,000	—	*
All directors and executive officers as a group (12 persons)	207,312	51,614	0.55%	528,400	—	1.24%

*	Indicates that the percentage of beneficial ownership does not exceed 1% of the class.

(a)	The business address for all beneficial owners listed above is One Valero Way, San Antonio, Texas 78249.

(b)	As of July 20, 2006, 46,809,749 common units were issued and outstanding. No executive officer or director owns any class of equity securities of Valero L.P. other than common units. The calculation for Percentage of Outstanding common units includes common units listed under the captions “Units Beneficially Owned” and “Units under Exercisable Options.”

(c)	Includes restricted common units issued under Valero L.P.’s long-term incentive plans. Restricted common units granted under Valero GP, LLC’s long-term incentive plans may not be disposed of until vested. Does not include common units that could be acquired under options, which information is set forth in the next column.

(d)	Consisting of common units that may be acquired within 60 days of July 20, 2006 through the exercise of common unit options.

(e)	As of July 20, 2006, 42,500,000 units of Valero GP Holdings were issued and outstanding. No executive officer or director owns any class of equity securities of Valero GP Holdings other than units. The calculation for Percentage of Outstanding Units includes units listed under the captions “Valero GP Holdings Units Beneficially Owned” and “Valero GP Holdings Units under Exercisable Options.”

(f)	Consisting of units that may be acquired within 60 days of July 20, 2006 through the exercise of stock options. Such units may not be voted unless the options are exercised. Options that may become exercisable within such 60-day period only in the event of a change of control of Valero GP Holdings are excluded. Except as set forth herein, none of the current executive officers or directors of Valero GP, LLC hold any rights to acquire Valero GP Holdings units, except through exercise of stock options.

     Except as otherwise indicated, the following table sets forth certain information as of July 20, 2006 with respect to each entity known to Valero L.P. to be the beneficial owner of more than 5% of its outstanding common units.

Name and Address of Beneficial Owners	Common Units	Percentage of Common Units (b)
Valero GP Holdings, LLC (a)	10,221,291	21.8%
One Valero Way
San Antonio, Texas 78249

(a)	Valero GP Holdings, through its wholly owned subsidiaries, Valero GP, LLC and Riverwalk Holdings, LLC, owns the common units. Valero GP Holdings shares voting and investment power with its wholly owned subsidiaries with respect to the common units. Valero GP Holdings is owned 59.4% by subsidiaries of Valero Energy Corporation and 40.6% by the public.

(b)	Assumes 46,809,749 common units outstanding.
PLEASE NOTE:
     Attached as Appendix A is a copy of the Plan, marked to show the Proposed Amendments. The redlining shows text proposed to be deleted with a line through it and text proposed to be added as bolded.
Your Consent is important, regardless of the number of Units you own.
Accordingly, please complete, sign and return your Consent promptly.

Appendix A
VALERO GP, LLC
SECOND AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN
Amended and Restated
as of ~~January 26,~~[                 ], 2006
SECTION 1. Purpose of the Plan
     The Valero GP, LLC 2000 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Valero L.P., a Delaware limited partnership (the “Partnership”), by providing to employees and directors of Valero GP, LLC, a Delaware limited liability company (the “Company”), and its Affiliates who perform services for the Partnership and its subsidiaries Unit-based incentive awards for superior performance. The Plan is also intended to enhance the Company’s and its Affiliates’ ability to attract and retain employees whose services are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests.
SECTION 2. Definitions
     As used in the Plan, the following terms shall have the meanings set forth below:
2.1	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, to the extent that Section 409A of the Code applies to Options or other equity-based Awards granted under the Plan, the term “Affiliate” means all persons with whom the Company could be considered a single employer under Section 414(b) or Section (c) of the Code, substituting (for the purpose of determining whether Options or other equity-based Awards that may be subject to Section 409A of the Code are derived in respect of Units of the service recipient in order to comply with any applicable requirements of Section 1.409A-1(b)(5)(iii) of the proposed regulations issued under Section 409A of the Code or any successor regulation or other regulatory guidance relating thereto) “20 percent” in place of “80 percent” in determining a controlled group under Section 414(b) of the Code and in determining trades or businesses that are under common control for purposes of Section 414(c) of the Code.

2.2	“Award” means a grant of one or more Options, Performance Units, Performance Cash or Restricted Units pursuant to the Plan, and any tandem DERs granted with respect to such Award.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Cause” shall mean the (i) conviction of the Participant by a state or federal court of a felony involving moral turpitude, (ii) conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, (iii) the Company’s (or applicable Affiliate’s) reasonable determination that the Participant has committed an act of fraud, embezzlement, theft, or misappropriation of funds in connection with such Participant’s duties in the course of his or her employment with the Company (or applicable Affiliate), (iv) the Company’s (or its applicable Affiliate’s) reasonable determination that the Participant has engaged in gross mismanagement, negligence or misconduct which causes or could potentially cause material loss, damage or injury to the Company, any of its Affiliates or their respective employees, or (v) the Company’s (or applicable Affiliate’s) reasonable determination that (a) the Participant has violated any policy of the Company (or applicable Affiliate), including but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant’s employment or service as a non-employee Director of the Company (or applicable Affiliate), or

(b)the Participant has failed to satisfactorily perform the material duties of Participant’s position with the Company or any of its Affiliates.

2.5	“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership to any Person or its Affiliates, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by Valero ~~Energy Corporation~~GP Holdings, LLC and its Affiliates or the Company; (ii) the consolidation or merger of the Partnership or the Company with or into another Person pursuant to a transaction in which the outstanding voting interests of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where, in the case of the Company, (a) all outstanding voting interests of the Company are changed into or exchanged for voting stock or interests of the surviving corporation or entity or its parent and (b) the holders of the voting interests of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or entity or its parent immediately after such transaction and, in the case of the Partnership, Valero ~~Energy Corporation~~GP Holdings, LLC retains operational control, whether by way of holding a general partner interest, managing member interest or a majority of the outstanding voting interests of the surviving corporation or entity or its parent; Valero GP Holdings, LLC or (iii) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all voting interests of Valero GP Holdings, LLC or the Company then outstanding, other than, in the case of the Company, (a) in a merger or consolidation which would not constitute a Change of Control under clause (ii) above and (b) Valero Energy Corporation and its Affiliates; or (iv) in the case of Valero GP Holdings, LLC, the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which more than 50% of the voting power of the outstanding equity interests in Valero GP Holdings, LLC cease to be owned by the persons who owned such interests immediately prior to such reorganization, merger, consolidation or other form of business transaction or series of business transactions.
     Solely with respect to any Award that is subject to Section 409A of the Code and to the extent that the definition of change of control under Section 409A applies to limited liability companies, this definition is intended to comply with the definition of change of control under Section 409A of the Code and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.
2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	~~2.6~~ “Committee” means the Compensation Committee of the Board or such other committee of the Board appointed to administer the Plan.

2.8	~~2.7~~ “Covered Participants” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated like such a covered employee.

2.9	~~2.8~~ “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.10	~~2.9~~ “DER” means a contingent right, granted in tandem with a specific Award, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

2.11	~~2.10~~ “Director” means a “non-employee director” of the Company, as defined in Rule 16b-3.

2.12	~~2.11~~ “Employee” means any employee of the Company or an Affiliate, as determined by the Committee.

2.13	~~2.12~~ “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14	~~2.13~~ “Fair Market Value” means the closing sales price of a Unit on the New York Stock Exchange on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading). If Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

2.15	~~2.14~~ “Good Reason” means:
(i)	a reduction in the Participant’s annual base salary;

(ii)	failure to pay the Participant any compensation due under an employment agreement, if any;

(iii)	failure to continue to provide benefits substantially similar to those then enjoyed by the Participant unless the Partnership, the Company or their Affiliates provide aggregate benefits equivalent to those then in effect; or

(iv)	failure to continue a compensation plan or to continue the Participant’s participation in a plan on a basis not materially less favorable to the Participant, subject to the power of the Partnership, the Company or their Affiliates to amend such plans in their reasonable discretion; or

(v)	the Partnership, the Company or their Affiliates purported termination of the Participant’s employment for Cause or disability not pursuant to a procedure indicating the specific provision of the definition of Cause contained in this Plan as the basis for such termination of employment;

The Participant may not terminate for Good Reason unless he has given written notice delivered to the Partnership, the Company or their Affiliates, as appropriate, of the action or inaction giving rise to Good Reason, and if such action or inaction is not corrected within thirty (30) days thereafter, such notice to state with specificity the nature of the breach, failure or refusal.
2.16	~~2.15~~ “Option” means an option to purchase Units as described in Section 6.1.

2.17	~~2.16~~ “Participant” means any Employee or Director granted an Award under the Plan.

2.18	~~2.17~~ “Performance Award” means an Award made pursuant to this Plan to a Participant which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of either Performance Units, Performance Cash or DERs.

2.19	~~2.18~~ “Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.4 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award agreement.
2.20	~~2.19~~ “Performance Criteria” or “Performance Goals” or “Performance Measures” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

2.21	~~2.20~~ “Performance Period” means the time period designated by the Committee during which performance goals must be met.

2.22	~~2.21~~ “Performance Unit” means an Award, designated as a Performance Unit in the form of Units or other securities of the Company, granted to a Participant pursuant to Section 6.4 hereof, the value of which is determined, in whole or in part, by the value of Units and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award agreement.

2.23	~~2.22~~ “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

2.24	~~2.23~~ “Restricted Period” means the period established by the Committee with respect to the vesting of an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

2.25	~~2.24~~ “Restricted Unit” means a phantom unit granted under the Plan which is equivalent in value and in divided and interest rights to a Unit, and which upon or following vesting entitles the Participant to receive a Unit.

2.26	~~2.25~~ “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereof as in effect from time to time.

2.27	~~2.26~~ “SEC” means the Securities and Exchange Commission.
2.28	~~2.27~~ “Unit” means a common unit of the Partnership.
SECTION 3. Administration.
     Annual grant levels for Participants will be recommended by the Chief Executive Officer of the Company, subject to the review and approval of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Units Available for Awards.
4.1	Units Available. Subject to adjustment as provided in Section 4.3, the number of Units with respect to which Awards may be granted under the Plan is ~~250,000.~~1,500,000. If any Award ~~is forfeited~~expires, is canceled, exercised, paid or otherwise terminates ~~or is canceled~~ without the delivery of Units, then the Units covered by such Award, to the extent of such ~~forfeiture, termination, or~~expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. In the event that Units issued under the Plan are reacquired by the Partnership or the Company pursuant to any forfeiture provision, such Units shall again be available for the purposes of the Plan. In the event a Participant pays for any Award through the delivery of previously acquired Units, the number of Units available shall be increased by the number of Units delivered by the Participant.

4.2	Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

4.3	Adjustments. If the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.
SECTION 5. Eligibility.
     Any Employee or Director shall be eligible to be designated a Participant.
SECTION 6. Awards.
6.1	Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)	Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but shall not be less than its Fair Market Value as of the date of grant.

(ii)	Time and Method of Exercise. The Committee shall determine the Restricted Period (i.e., the time or times at which an Option may be exercised in whole or in part) and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made which may include, without limitation, cash, check acceptable to the Company, a “~~cash~~cashless-broker” exercise (through procedures approved by the Company), other securities or other property, a note from the Participant (in a form acceptable to the Company), or any combination thereof, having a value on the exercise date equal to the relevant exercise price.

(iii)	Term. Subject to earlier termination as provided in the grant agreement or the Plan, each Option shall expire on the 10th anniversary of its date of grant.

(iv)	Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the Company or one of its Affiliates, upon termination of a Participant’s employment with the Company or its Affiliates or membership on the Board of the Company or its Affiliates, whichever is applicable, involuntarily for Cause or on a voluntary basis (other than for retirement, death or disability of the Participant (see Section 6.3(ix) below)) during the applicable Restricted Period, (i) that portion of any Option that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination and (ii) all vested but unexercised Options previously granted shall automatically lapse and be forfeited by the Participant at the close of business on the 30th day following the date of such Participant’s termination, unless an Option expires earlier according to its original terms. If a Participant’s employment or service as a Director is involuntarily terminated by the Company other than for Cause: (i) that portion of any Option that has not vested on or prior to such date of termination shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s termination and (ii) all vested but unexercised Options previously granted shall automatically lapse and be forfeited by the Participant at the close of business on last day of the twelfth month following the date of such Participant’s termination, unless an Option expires earlier according to its original terms. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Options.
6.2	Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the duration of the Restrict Period (if any), the conditions under which the Restricted Units may become vested (which may be immediate upon grant) or forfeited, and such other terms and conditions as the Committee may establish respecting such Awards, including whether DERs are granted with respect to such Restricted Units.
(i)	DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii)	Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award agreement, or in a written employment agreement (if any) between the Participant and the Company or one of its Affiliates, upon termination of a Participant’s employment with the Company or its Affiliates for any reason (other than for retirement, death or disability of the Participant (see Section 6.3(ix) below)) during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant at the close of business on the date of the Participant’s termination of employment. The Committee or the Chief Executive Officer may waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii)	Lapse of Restrictions. Upon the vesting of each Restricted Unit, the Participant shall be entitled to receive from the Company one Unit subject to the provisions of Section 8.2.
6.3	General.
(i)	Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate, including the Annual Incentive Plan or the Intermediate Incentive Compensation Plan. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)	Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)	Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)	Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)	Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vi)	Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award agreement (including, without limitation, any exercise price or any tax withholding) is receivable by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalent and the value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vii)	Change of Control. Upon a Change of Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level.

(viii)	Sale of Significant Assets. In the event the Company or the Partnership sells or otherwise disposes of a significant portion of the assets under its control, (such significance to be determined by action of the Board of the Company in its sole discretion) and as a consequence of such disposition (a) a Participant’s employment is terminated by the Partnership, the Company or their affiliates without Cause or by the Participant for Good Reason or (b) as a result of such sale or disposition, the Participant’s employer shall no longer be the Partnership, the Company or one of their Affiliates, then all of such Participant’s Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level.

(ix)	Retirement, Death, Disability. Except as otherwise determined by the Committee and included in the Participant’s Award agreement, if a Participant’s employment is terminated because of retirement, death or disability (with the determination of disability to be made within the sole discretion of the Committee), any Award held by the Participant shall remain outstanding and vest or become exercisable according to the Award’s original terms, provided, however, that any Restricted Units held by such Participant which remain unvested as of the date of retirement, death or disability shall immediately vest and become non-forfeitable as of such date.
6.4	Performance Based Awards.
(i)	Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Units, Performance Cash, or DERs to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the related Award agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Units granted under the Plan shall have a minimum Restricted Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting following a Change in Control or upon an Employee’s termination of employment by reason of death, disability or retirement. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(ii)	Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Affiliate which employs him or her, may be based on the division which employs him or her, may be based on the performance of the Partnership generally, or a combination of the foregoing. The Performance Goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(iii)	Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, Units, or a combination thereof as determined by the Committee.
SECTION 7. Amendment and Termination.
     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan.
7.1	Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

7.2	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award therefore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

7.3	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
SECTION 8. General Provisions.
8.1	No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

8.2	Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

8.3	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

8.4	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

8.5	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.6	Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the entire then Fair Market Value thereof under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

8.7	No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

8.8	No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

8.9	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.10	Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

8.11	Code Section 409A. Notwithstanding anything in this Plan to the contrary, ~~if~~Awards granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.
SECTION 9. Term of the Plan
     The Plan shall be effective on the date of its approval by the Board and shall continue ~~under~~until the date terminated by the Board or Units are no longer available for grants of Awards under the Plan, whichever occurs first, provided, however, that notwithstanding the foregoing, no Award shall be made under the Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.
SECTION 10. Special Provisions Applicable to Covered Participants.
     Awards subject to Performance Criteria paid to Covered Participants under this Plan shall be governed by the conditions of this Section 10 in addition to the requirements of Section 6.4, above. Should conditions set forth under this Section 10 conflict with the requirements of Section 6.4, the conditions of this Section 10 shall prevail.
10.1	Establishment of Performance Measures, Goals or Criteria. All Performance Measures, Goals, or Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.
10.2	Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Partnership or any Affiliate:
(i)	Increased revenue;

(ii)	Net income measures (including but not limited to income after capital costs and income before or after taxes);

(iii)	Unit price measures (including but not limited to growth measures and total unitholder return);

(iv)	Market share;

(v)	Earnings per unit (actual or targeted growth);

(vi)	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(vii)	Economic value added (“EVA®”);

(viii)	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(ix)	Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(x)	Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(xi)	Expense measures (including but not limited to overhead cost and general and administrative expense);

(xii)	Margins;

(xiii)	Unitholder value;

(xiv)	Total unitholder return;

(xv)	Proceeds from dispositions;

(xvi)	Pipeline and terminal utilization;

(xvii)	Total market value; and

(xviii)	Corporate values measures (including ethics compliance, environmental, and safety).
10.3	Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

10.4	Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

10.5	Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

10.6	Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

10.7	Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Section 10.

Appendix B
Form of Consent
VALERO L.P.
One Valero Way
San Antonio, Texas 78249
CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALERO GP, LLC, THE GENERAL PARTNER OF RIVERWALK LOGISTICS, L.P., THE GENERAL PARTNER OF VALERO L.P., FOR ADOPTION OF PROPOSED AMENDMENTS TO THE SECOND AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN OF VALERO GP, LLC.
The undersigned Unitholder of Valero L.P., a Delaware limited partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Consent Solicitation Statement dated [          ], 2006.
THE LIMITED PARTNERSHIP UNITS REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS HAVING CAST A VOTE IN ACCORDANCE WITH THE BOX YOU MARK ON THE REVERSE SIDE.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS CONSENT USING THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

FOLD AND DETACH HERE

☑	Please mark your votes as in this example.
The board of directors of Valero GP, LLC, the general partner of Riverwalk Logistics, L.P., the general partner of Valero L.P., recommends a vote FOR the Proposal
Valero L.P.

	FOR	AGAINST
Proposal: To approve the Valero GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan, which incorporates the Proposed Amendments described in the Consent Solicitation Statement. A copy of the Valero GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan, marked to show the Proposed Amendments, is included in the accompanying Consent Solicitation Statement as Appendix A.
	☐	☐

If no box at the right is marked, but this Consent is otherwise properly completed and signed, the limited partnership units will be voted “FOR” the Proposal.

The solicitation of Consents will expire at 5:00 p.m., Eastern Time, on [ ], 2006, unless extended. Failure to return this Consent will have the same effect as a vote against the Proposal.		☐
Mark box at right if an address change or comment has been noted on the reverse side of this card.
Please execute this consent as your name appears on this form. When partnership units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

Valero L.P.
C/O GEORGESON INC.
P.O. BOX 8694
EDISON, NJ 08818-8694
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